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                                                                     Exhibit 5.1


                [Letterhead of Daniel W. Small, Attorney at Law}

                                  March 6, 2001


Capital Bancorp, Inc.
1820 West End Avenue
Nashville, Tennessee 37203

         Re: Form S-4 Registration Statement Relating to 1,560,271 Shares of Common Stock, Par Value $4.00 per Share, of Capital Bancorp, Inc.

Ladies and Gentlemen:

         We have acted as counsel for Capital Bancorp, Inc., a Tennessee corporation ("Capital Bancorp"), in connection with the preparation and filing of the (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 1,560,271 shares of Capital Bancorp common stock, par value $4.00 per share, to be issued in connection with the Agreement and Plan of Share Exchange dated as of March 5, 2001 (the "Share Exchange Agreement"), by and between Capital Bancorp and First Financial Corporation.

         In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of Capital Bancorp, such agreements and instruments, such certificates of public officials, officers of Capital Bancorp and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, as we have assumed all certificates of public officials to have been properly given and to be accurate.

         As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of Capital Bancorp and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of common stock of Capital Bancorp, par value $4.00 per share, issuable in connection with the Share Exchange Agreement have been duly authorized and, when issued in accordance with the terms of the Share Exchange Agreement as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by Capital Bancorp pursuant to Rule 462(b) of the Act and to the use of our name under the heading "Validity of Common Stock" in the Proxy Statement/Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category




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Capital Bancorp, Inc.
March 6, 2001
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of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion letter is being furnished by us to Capital Bancorp and the Commission solely for the benefit of Capital Bancorp and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by Capital Bancorp or the Commission for any other purposes, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                    Sincerely,

                                    /s/ Daniel W. Small

                                    Daniel W. Small